As filed with the Securities and Exchange Commission on March 29, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MONTE ROSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-3766197
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

645 Summer Street, Suite 102

Boston, Massachusetts 02210

(Address of Principal Executive Offices)

Monte Rosa Therapeutics, Inc. 2020 Stock Option and Grant Plan

Monte Rosa Therapeutics, Inc. 2021 Stock Option and Incentive Plan

Monte Rosa Therapeutics, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Markus Warmuth, M.D.

President and Chief Executive Officer

Monte Rosa Therapeutics, Inc.

645 Summer Street, Suite 201

Boston, Massachusetts 02210

(617) 949-2643

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert E. Puopolo, Esq.

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Statement of Incorporation by Reference

This Registration Statement on Form S-8 is filed to register the offer and sale of (i) an additional 2,326,798 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2021 Stock Option and Incentive Plan and (ii) an additional 439,849 shares of the Registrant’s common stock, $0.0001 par value per share, to be issued under the Registrant’s 2021 Employee Stock Purchase Plan. This Registration Statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333- 257406, filed by the Registrant on June 25, 2021, and the registration relating to the Registrant’s 2021 Stock Option and Incentive Plan and 2021 Employee Stock Purchase Plan pursuant to General Instruction E.

Part II

Information Required in the Registration Statement

Item	8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Fourth Amended and Restated Certificate of Incorporation (Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-256773)).

4.2	Form of Amended and Restated By-laws (Incorporated by reference to Exhibit 3.4 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-256773)).

4.3	Second Amended and Restated Investors’ Rights Agreement among the registrant and certain of its stockholders, dated March 11, 2021 (Incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-256773)).

4.4	Description of Securities (incorporated by reference to Exhibit 4.2 of the Registrant’s Annual Report on Form 10-K (File No. 001-40522) filed with the Securities and Exchange Commission on March 29, 2022).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this registration statement).

99.1	2021 Stock Option and Incentive Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.2 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-256773)).

99.2	2021 Employee Stock Purchase Plan (Incorporated by reference to Exhibit 10.3 to the registrant’s Registration Statement on Form S-1, as amended (File No. 333-256773)).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 29th day of March, 2022.

MONTE ROSA THERAPEUTICS, INC.

By:	/s/ Markus Warmuth
Markus Warmuth President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Markus Warmuth and Ajim Tamboli, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

Name	Title	Date

/s/ Markus Warmuth Markus Warmuth	President, Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2022

/s/ Ajim Tamboli Ajim Tamboli	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 29, 2022

/s/ Alexander Mayweg Alexander Mayweg	Chairman and Director	March 29, 2022

/s/ Bradley J. Bolzon Bradley J. Bolzon	Director	March 29, 2022

/a/ Ali Behbahani Ali Behbahani	Director	March 29, 2022

/s/ Kimberly L. Blackwell Kimberly L. Blackwell	Director	March 29, 2022

/s/ Andrew Schiff Andrew Schiff	Director	March 29, 2022

/s/ Chandra P. Leo Chandra P. Leo	Director	March 29, 2022

/s/ Christine Siu Christine Siu	Director	March 29, 2022